UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

WAVE SYSTEMS CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24752	13-3477246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors Or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Wave Systems Corp. (“Wave”)  has concluded that certain stock options granted in 2013 and/or 2014 under the Wave Systems Corp. Amended and Restated 1994 Employee Stock Option Plan, as amended (the “Plan”)  to William Solms, Wave’s President and Chief Executive Officer, Walter A. Shephard, Wave’s Chief Financial Officer and Gerard T. Feeney, Wave’s former Chief Financial Officer (collectively, the “Original Stock Option Grants”) were granted in error and in excess of the annual limits set forth in the Plan (the “162(m) Award Limit”) as a result of an oversight regarding the impact of the 1-for-4 reverse stock split completed by Wave in 2013.  The Board has decided to rescind portions of the Original Stock Option Grants which exceeded the 162(m) Award Limit  as follows:  225,000 stock options relating to Mr. Solms’ December 13, 2013 stock option grant; 150,000 stock options relating to Mr. Solms’ February 1, 2014 stock option grant; 175,000 stock options relating to Mr. Shephard’s April 1, 2014 stock option grant; and 150,000 stock options relating to Mr. Feeney’s February 1, 2014 stock option grant (collectively, the “Rescinded Stock Options”).

Because the Original Stock Option Grants were deemed to be an integral part the executives’ compensation for the applicable fiscal year, the Board granted each of Messrs. Solms and Shephard stock options under the Plan to purchase the same number of shares of common stock underlying their Rescinded Stock Options (the “New Executive Stock Options”) and Mr. Feeney was granted a stock option to purchase 75,000 shares of Stock (the “New Feeney Stock Options”), with each of these stock options having the same terms, conditions and exercise price as the corresponding Rescinded Stock Options, except that if the original exercise price was below the closing price per share of Stock on the NASDAQ Capital Market on December 12, 2014, the exercise price was increased to the higher closing price.  The New Executive Stock Options will have the same vesting schedule as the corresponding Rescinded Stock Options.  The New Feeney Stock Options will vest in full on February 1, 2016.  In addition, each of the 75,000 stock options held by Mr. Feeney relating to his Original Stock Option Grant will vest on February 1, 2015, which when combined with the vesting schedule of the New Feeney Stock Options will result in the same vesting schedule as his Original Stock Option Grant.  The grant of the New Executive Stock Options and the New Feeney Stock Options are subject to stockholders approving an amendment to the 162(m) Award Limit and none of these stock options will become exercisable before such approval.

In addition, to compensate Messrs. Solms and Feeney for a $.03 difference in exercise price from the Rescinded Stock Options, Messrs. Solms and Feeney were granted a special cash payment in the amount of $4,500 and $2,250, respectively.

Similarly, certain stock options issued in 2014 pursuant to the 1994 Non-Employee Directors Stock Option Plan were mistakenly recorded and reported at the pre-reverse split grant amount of 15,000 shares, rather than the 1-for-4 split adjusted grant amount of 3,750.  The Company will correct these errors in future filings.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Walter Shephard
	Name:	Walter Shephard
	Title:	Chief Financial Officer

Dated: December 19, 2014